Report of Independent Auditors

To the Shareholders and Board of Directors

Merrill Lynch Global Growth Fund, Inc.:

In planning and performing our audit of the financial statements of Merrill Lynch Global Growth Fund, Inc. for the year ended

August 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to

determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Merrill Lynch Global Growth Fund, Inc. is

responsible for establishing and maintaining internal control.

In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and

related costs of controls.  Generally, internal controls that are relevant to an audit pertain to the entity’s objective of

preparing financial statements for external purposes that are fairly presented in conformity with accounting principles

generally accepted in the United States.  Those controls include the safeguarding of assets against unauthorized acquisition, use,

or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected.  Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily

disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.  A material weakness is a

condition in which the design or operation of one or more of the specific internal control components does not reduce to a

relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of

performing their assigned functions.  However, we noted no

matters involving internal control and its operation, including controls for safeguarding securities that we consider to be

material weaknesses as defined above as of August 31, 2002.

This report is intended solely for the information and use of the

Board of Directors and management of Merrill Lynch Global Growth

Fund, Inc., and the Securities and Exchange Commission and is not

intended to be and should not be used by anyone other than these specified parties.

/s/Ernst & Young

LLP

Metro Park, NJ

October 3, 2002